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                                                                  Exhibit 23.12

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (File No. 333-23595) of Pegasus Communications Corporation on Form S-3 of our report relating to the consolidated balance sheet of Digital Television Services, LLC and Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, members equity, and cash flows for the period from inception (January 30, 1996) through December 31, 1996 dated February 28, 1997 (except with respect to the matters discussed in Note 10 as to which the date is November 6, 1997), our report relating to the balance sheet of WEP Intermediate Corp. as of September 30, 1997 and the related statement of cash flows for the period from inception (January 28, 1997) to September 30, 1997 dated October 10, 1997, our report relating to the balance sheets of Direct Programming Services Limited Partnership as of December 31, 1995 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for the years ended December 31, 1994, 1995 and 1996 dated February 21, 1997, our report relating to the balance sheets of Kansas DBS, L.L.C. as of December 31, 1995 and 1996 and the related statements of operations, changes in accumulated deficit, and cash flows for the years ended December 31, 1995 and 1996 dated February 21, 1997, our report relating to the statements of assets and liabilities and accumulated deficit of the DBS Operations of NRTC System No. 0422 as of December 31, 1995 and 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the years ended December 31, 1995 and 1996 dated February 21, 1997, our report relating to the statement of assets and liabilities and accumulated earnings of the DBS Operations of NRTC System No. 0073 as of December 31, 1996 and the related statements of revenues over expenses and changes in accumulated earnings and cash flows for the year ended December 31, 1996 dated February 21, 1997, our report relating to the balance sheet of Northeast DBS Enterprises, L.P. as of December 31, 1996, and the related statements of operations, changes in partners' capital and cash flows for the year ended December 31, 1996 dated February 21, 1997, our report relating to the statements of assets and liabilities and accumulated deficit of the DBS Operations of NRTC System No. 0001 as of December 31, 1995 and November 26, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 dated March 4, 1997, our report relating to the statements of assets and liabilities and accumulated deficit of the DBS Operations of NRTC System No. 1025 as of December 31, 1995 and August 28, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 dated March 4, 1997, and our report relating to the balance sheet of Ocmulgee Communications, Inc. as of December 31, 1996 and the related statements of operations, stockholder's deficit, and cash flows for the year ended December 31, 1996 dated December 11, 1997, all of which appear in the Current Report on Form 8-K of Pegasus Communications Corporation dated December 10, 1997 (and filed January 12, 1998). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

                                                     /s/ Arthur Andersen LLP

Atlanta, Georgia
January 12, 1998